EXHIBIT 3.3

                                                 STATE OF DELAWARE
                                                SECRETARY OF STATE
                                             DIVISION OF CORPORATIONS
                                             FILED 09:00 AM 06/07/1993
                                                931585255 - 2158676

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF

                                DCUSA CORPORATION

     DCUSA CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of DCUSA CORPORATION resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article numbered "THE FIRST" so that, as amended said Article shall be and read as follows:

The name of the corporation is: ReDox Technology Corporation

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

     FIFTH: This amendment shall become effective upon filing.

     IN WITNESS WHEREOF, said DCUSA CORPORATION has caused this certificate to be signed by its President, and its Secretary, this 1st day of June, 1993.

                                             BY:  /s/ RICHARD SZYMANSKI
                                                ---------------------------
                                                    President

                                             ATTEST:  /s/ RICHARD SZYMANSKI
                                                   ------------------------
                                                    Secretary